APPENDIX A
                                                                ----------

                         DEFINITIONS AND RULES OF USAGE

                             Part I: Rules of Usage
                             ----------------------

     The terms defined below have the meanings set forth below for all purposes, and such meanings are equally applicable to both the singular and plural forms of the terms defined. "Include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form. Any instrument, agreement or Applicable Law defined or referred to below or in any instrument that is governed by this Appendix means such instrument, agreement or Applicable Law as from time to time amended, modified or supplemented, including (in the case of instruments or agreements) by waiver or consent, (in the case of the Participation Agreement) by succession of comparable successor Applicable Laws and includes (in the case of instruments or agreements) references to all attachments thereto and instruments or agreements incorporated therein. References to a Person are, unless the context otherwise requires, also to its successors and permitted assigns. Any term defined below by reference to any instrument, agreement or Applicable Law has such meaning whether or not such instrument, agreement or Applicable Law is in effect.
"Hereof", "herein", "hereunder" and comparable terms refer to the entire instrument or agreement in which such terms are used and not to any particular article, section or other subdivision thereof or attachment thereto. References to any gender include, unless the context otherwise requires, references to all genders, and references to the singular include, unless the context otherwise requires, references to the plural and vice versa. "Shall" and "will" have equal force and effect. References in an instrument to "Article", "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument.

                              Part II: Definitions
                              --------------------
     "Accounts" means all of Lessee's now owned or hereafter acquired or arising accounts, and any other rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

     "Adjusted Coverage Ratio" means, with respect to any trailing 12 month period, the ratio of Guarantor's EBITDA (as determined in accordance with GAAP on a consolidated basis) plus Scheduled Payment to Interest Expense plus Scheduled Payment.

     "Adjusted Net Earnings from Operations" means, with respect to any period of time, Guarantor's net income on a consolidated basis after provision for income taxes, if any, for such period of time, as determined in accordance with GAAP and reported on Guarantor's financial statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain or loss arising from any write-up or non-cash charge from the write-down, respectively, in the book value of any asset; (c)

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earnings  of any  corporation,  substantially  all the assets of which have been acquired by Guarantor in any manner, to the extent realized by such other corporation prior to the date of acquisition; (d) earnings of any business entity in which Guarantor has an ownership interest unless (and only to the extent) such earnings shall actually have been received by Guarantor in the form of cash distributions; (e) earnings of any Person to which assets of Guarantor shall have been sold, transferred or disposed of, or into which Guarantor shall have been merged, or which has been a party with Guarantor to any consolidation or other forms of reorganization, prior to the date of such transaction; (f) non-cash gain or non-cash loss arising from the acquisition of debt or equity securities of Guarantor or from cancellation or forgiveness of Debt of Guarantor; and (g) non-cash gain or non-cash loss arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction.

     "Adjustment Date" means a day occurring not more than 6 months after the Basic Term Commencement Date selected by Lessee and as to which 15 days' prior notice shall have been given by Lessee to each Owner Participant.

     "Advisor" means Capstar Partners, LLC.

     "Affiliate" of any Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Person.

     "After-Tax Basis" means, with respect to any payment to an Indemnified Person, on the basis that such payment shall be increased by an amount such that the total of such payment and such amount shall, after reduction by the total of all Taxes (the "Gross-Up Taxes") required to be paid by such Indemnified Person in respect of the receipt or accrual of such amount and after consideration of any current Tax savings realized by such Indemnified Person (without limiting the provisions of Section 7.01(c) of the Participation Agreement, as determined in the sole discretion of the Indemnified Person) by reason of the payment or accrual of such payment or the costs or expenses that such payment is a reimbursement for, be equal to the payment otherwise required. If any amount required to be paid on an After-Tax Basis hereunder results in the imposition of Taxes upon an Indemnified Person for any period other than the period during which such underlying payment is made (as a result of a reduction in loss carryovers or credits, or otherwise), then such Taxes at the time so imposed shall be considered Gross-Up Taxes for which Lessee shall indemnify the Indemnified Person on an After-Tax Basis upon written demand therefor.

     "Applicable Laws" means all applicable treaties, laws, regulations, rules and ordinances (including applicable Environmental Laws), and all judgments, decrees, injunctions, writs and orders of any court, arbitrator or other Governmental Authority.

     "Applicable Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A., in New York, New York, (or, if Bank of America, N.A. does not announce such rate of interest, the comparable rate of interest announced by a financial institution selected by a Majority in Interest of the Owner Participants), as its "prime rate" (the "prime rate" being a rate set by Bank of America, N.A. based upon

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various  factors  including  Bank of America,  N.A.'s costs and desired  return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by Bank of America, N.A. shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Applicable Specifications" has the meaning defined in Section 6.02 of the Lease.

     "Appraisal" means the appraisal by the Appraiser of the Equipment delivered on the Closing Date pursuant to Section 3.01(e) of the Participation Agreement.

     "Appraisal Procedure" means the following procedure for determining the Fair Market Rental Value or the Fair Market Sales Value of the Equipment or any element of PPE Collateral (herein, the "Subject Property"):

          (i) At either Lessee's or Lessor's request, as the case may be, Lessor and Lessee shall negotiate in good faith to determine the Fair Market Sales Value and Fair Market Rental Value of the Subject Property within 45 days after such request has been given. If after such 45-day period, Lessor and Lessee are unable to agree upon a determination of the Fair Market Sales Value or Fair Market Rental Value, as the case may be, of the Subject Property, the Fair Market Sales Value or Fair Market Rental Value, as the case may be, shall be determined in accordance with the appraisal procedure set forth in this definition. If either party shall have given written notice to the other requesting determination of such Fair Market Sales Value or Fair Market Rental Value by such appraisal procedure, the parties shall consult for the purpose of appointing a qualified independent appraiser by mutual agreement. If no such appraiser is appointed within 20 days after such notice is given, such determinations shall be made by an independent appraiser selected by two appraisers one of whom shall be selected by Lessee and the other of whom shall be selected by Lessor, both selections to be made within ten days after the end of such 20-day period. If Lessor or Lessee fails to appoint an appraiser within such 10-day period, no other appraiser shall be appointed and the appraisal shall be made solely by the appraiser appointed by the other party. If the appraisers selected by Lessor and Lessee cannot agree, within ten days after the latter of the two appraisers have been selected, upon such independent appraiser, such independent appraiser shall be selected by the American Arbitration Association (or any successor organization) in a timely manner so that the American Arbitration Association is able to select an independent appraiser sufficiently early to facilitate the determination of the Fair Market Sales Value or the Fair Market Rental Value, as the case may be, within the applicable time period for such determination, if any, provided in the Operative Documents.

          (ii) The determination of the appraiser selected pursuant to the selection process described in clause (i) above shall be final and binding upon the parties.

          (iii) The appraiser shall be provided with, and instructed to appraise in accordance with, the definitions of all terms appearing in the Operative Documents and

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     having  a  bearing  on  the  determinations  subject to  appraisal  and  in accordance with customary appraisal procedures.

          (iv) The fees and expenses of each appraiser shall be shared equally by Lessor and Lessee, unless such appraisals are conducted pursuant to
     Article XIV of the Lease, or Lessee shall have not consummated its purchase or renewal option pursuant to Article XVI of the Lease, in which event the cost thereof shall be paid by Lessee.

     "Appraiser" means American Appraisal Associates.

     "Assigned Warranties" has the meaning specified in Section 6.06(a) of the Lease.

     "Authorized Officer" means, with respect to any Person, the President, any Vice President, the Treasurer or any Assistant Treasurer, or any other officer of any Person duly authorized by appropriate corporate or partnership action to execute any Operative Document, and with respect to the Owner Trustee, an officer in its Corporate Trust Department.

     "BA Loan Agreement" means the Second Amended and Restated Loan and Security Agreement dated as of June 15, 2000 among the Financial Institutions named therein, Bank of America, N.A., as Agent, Lessee and Guarantor.

     "Basic Rent" means, without duplication, the rent designated as such and which is payable pursuant to Section 3.01(b) of the Lease and Section 3 of the Lease Supplement.

     "Basic Term" means, for the Equipment, the period commencing on the Basic Term Commencement Date for the Equipment and ending on the Basic Term Expiration Date, or on such earlier date as is specified by the terms of the Lease or the Lease Supplement.

     "Basic Term Commencement Date" means the Basic Term Commencement Date specified in the Lease Supplement.

     "Basic Term Expiration Date" means the Basic Term Expiration Date specified in the Lease Supplement.

     "Bill of Sale" means, with respect to the Equipment, the warranty bill of sale described in Section 3.01(d)(v) of the Participation Agreement, dated the Closing Date.

     "Business Day" means any day other than a Saturday, Sunday or other day on which banks are authorized or required to be closed in New York, New York or Hartford, Connecticut.

     "Claim" has the meaning specified in Section 6.01 of the Participation Agreement.

     "Closing  Date" means the date on which the  transactions  contemplated  by
Article II of the Participation Agreement shall be consummated and shall be specified in a notice by Lessee to the Owner Trustee and the Owner Participants pursuant to Section 2.04 of the Participation Agreement.

     "Closing Notice" has the meaning specified in Section 2.04(b) of the Participation Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means PPE Collateral and Working Capital Collateral.

     "Collateral Agent" means Bank of America, N.A. or any successor Collateral Agent pursuant to the Intercreditor Agreement.

     "Commitment"  means the Commitment of an Owner  Participant,  as defined in
Section 2.01 of the Participation Agreement.

     "Commitment Percentage" with respect to an Owner Participant equals the percentage set forth opposite such Owner Participant's name on Schedule II of the Participation Agreement.

     "Competitor" means any Person or entity which competes in a direct, significant or material way with Lessee or Guarantor in the disposable food service products business or any person or entity which manufactures equipment used in such business.

     "Component" means any component of the Equipment listed on Schedule I to the Lease Supplement and any substitutions therefor and any modifications, accessions or additions thereto permitted under the Lease.

     "Consolidated Net Income" means, with respect to any person for any period, the aggregate of the Net Income of such person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP .

     "Contractual Obligation" means, with respect to any Person, any provision of any security issued by such Person or of any contract, agreement, letter of credit, indenture, mortgage, document or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Debt" means, without duplication, any indebtedness, capital leases, synthetic leases or obligation created, issued, guaranteed directly or indirectly, by way of any agreement to purchase or otherwise to provide funds to be available for payment, incurred or assumed for money borrowed or for the deferred purchase price of property, other than accounts payable arising in the ordinary course of Lessee's or Guarantor's business on terms customary in the trade.

     "Designated Value" means, with respect to any Component, the dollar amount listed next to such Component under the heading "Designated Value" in Schedule I to the applicable Lease Supplement.

     "Disqualified Stock" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Scheduled Expiration Date.

     "Document Date" means June 1, 2000.

     "Documentary Conventions" has the meaning set forth in Part III of these Definitions and Rules of Usage.

     "Dollars" mean the lawful currency of the United States of America.

     "Early Buy-Out Option" means the purchase option pursuant to Section 16.01 of the Lease.

     "EBITDA" means, with respect to any period of time, the total of the following for Guarantor as determined in accordance with GAAP, each calculated for such period of time: Adjusted Net Earnings from Operations plus, to the extent included in the calculation of Adjusted Net Earnings from Operations, the sum of (a) income tax expense; (b) interest expense paid or payable in cash, net of cash interest income; (c) amortization and depreciation expense; (d) other non-cash charges; and (e) if EBITDA is being determined in connection with the incurrence of Debt permitted under clause (h) of the definition of Permitted Debt and the proceeds of such Debt will be used to finance an acquisition of a business, the Adjusted Net Earnings from Operations of such acquired business for such period, plus the amounts described in clauses (a), (b), (c) and (d) above with respect to such acquired business.

     "EBO Date" means the date specified in Section 4 of the Lease Supplement.

     "EBO Payment Date" means each of the EBO Payment  Amount dates set forth in
Schedule III-A to the Lease Supplement.

     "EBO Payment Amount" means for any EBO Payment Date an amount determined by multiplying the Lessor's Cost of the Equipment by the Lessee EBO Factor for such date as the same may be adjusted from time to time in accordance with the terms of the Operative Documents, all as shown on Schedule III-A to the Lease Supplement.

     "EH&S" has the meaning specified in Section 17.02 of the Lease.

     "EH&S Letter" means a letter dated the Closing Date from Lessee to Lessor and the Owner Participants regarding certain EH&S liabilities.

     "EH&S Program" has the meaning specified in Section 17.02 of the Lease.

     "Environmental Claim" means any administrative, regulatory or judicial suit, proceeding, action, judgment, demand, claim, lien, penalty, notice of non-compliance or violation, or investigation or proceeding arising out of, relating in any way to, or based on any Spill, any Environmental Law, any permit issued under such law, or the use, exposure, storage, transportation, Spill or other discharge by Lessee of Hazardous Substances at any Site or involving the Equipment or any item of equipment which is PPE Collateral.

     "Environmental Laws" means all applicable Federal, state and local laws, rules and regulations, orders, judgments and decrees and other legal requirements relating to pollution or the regulation and protection of human health, safety, occupational safety, the environment or natural resources, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.ss.9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C.ss. 180 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss.6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C.ss. 7401 et seq.); the Clean Air Act, as amended (42 U.S.C.ss.740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C.ss. 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C.ss. 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C.ss.300f et seq.); and their state and local counterparts or equivalents and any transfer of ownership notification or approval statute.

     "Environmental   Permits"  means  any  Governmental   Actions  required  by
Environmental Laws.

     "Equipment" means all equipment subject to the Lease and the Lease Supplement from time to time in accordance with the terms thereof, including all Components.

     "Equity Interests" means capital stock or warrants, options or other rights to acquire capital stock (but excluding any debt security which is convertible into, or exchangeable for, capital stock).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" means any trade or business that together with Lessee or Guarantor, is treated as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "Event of Loss"  means any of the  following  events,  with  respect to the
Equipment: (a) the loss or theft of the Equipment to the extent that the Equipment is not recovered within 30 days of such event or, if earlier, the expiration of the Term with respect to the Equipment, unless the location of such property is known and Lessee is diligently pursuing recovery of the Equipment within 90 days of such event or, if earlier, the Scheduled Expiration Date with respect to the Equipment), (b) the destruction of or irreparable damage to the Equipment, or damage to the Equipment to such extent as shall render repair of the Equipment uneconomical to Lessee, in Lessee's reasonable judgment, (c) the condemnation or confiscation of the Equipment by, or forfeiture thereof to, any Governmental Authority, (d) requisition of use of the Equipment for a period in excess of 6 months or, if earlier, the Scheduled Expiration Date, (e) any damage to the Equipment which results in an insurance settlement on the basis of an actual or constructive total loss, (f) any Site Event of Loss (as defined in the Site Sublease), or (g) the recall of the Equipment by the manufacturer of the Equipment without prompt replacement or repair of the Equipment.

     "Fair Market Rental Value" means, as to the Equipment or any element of PPE Collateral, the fair market rental value, in-place, in-use, that would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor, in either case under no compulsion to lease, for the lease of the Equipment or any element of PPE Collateral, assuming, except for purposes of Article XIV of the Lease, that the provisions of the Lease shall have been complied with in all respects; provided, that such amount shall not include the value attributable to any Severable Modification.

     "Fair Market Sales Value" means, as to the Equipment or any element of PPE Collateral, the fair market sales value, in-place, in-use, of the Equipment or any element of PPE Collateral that would be obtained in an arm's-length transaction between an informed and willing buyer/user and an informed and willing seller, under no compulsion, respectively, to buy or sell, assuming, except for purposes of Section 8.02 and Article XIV of the Lease, that the provisions of the Lease shall have been complied with in all respects; provided, that such amount shall not include the value of any Severable Modification.

     "Fiscal Year" means Lessee's fiscal year for financial accounting purposes. The current Fiscal Year of Lessee will end on September 24, 2000.

     "Fonda" means The Fonda Group, Inc., a Delaware corporation.

     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements or pronouncements of the Financial Accounting Standards Board (or agencies with similar functions or comparable stature and authority within the U.S. accounting profession).

     "Governmental  Action"  means  all  authorizations,   consents,  approvals,
waivers, exceptions, variances, franchises, permits and licenses of, and filings and declarations with, Governmental Authorities.

     "Governmental Authority" means any Federal, state, local or foreign (which, for the avoidance of doubt, includes any territory or possession of the United States) governmental Person, authority or agency, court, regulatory commission, stock exchange or other body and any arbitrator, whether governmental or private.

     "Gross-Up Taxes" has the meaning specified in the definition of After-Tax Basis.

     "Guarantee" means the Guarantee dated as of the Closing Date by Guarantor in favor of Owner Trustee and each Owner Participant in respect of Lessee's obligations under the Lease and the other Operative Documents.

     "Guarantor" means Sweetheart Holdings Inc., a Delaware corporation.

     "Guarantor's Special Counsel" means Kramer Levin Naftalis & Frankel LLP, as special counsel to Guarantor.

     "Hazardous Substances" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, friable asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any hazardous constituent of any such substance or waste regulated under any Environmental Law.

     "Implicit Interest Rate" means that interest rate which, if used as a discount rate, would cause the present value as of the Closing Date of all Basic Rent payable up to the Basic Term Expiration Date with respect to the Equipment to equal the aggregate Lessor's Cost of such Equipment.

     "Indemnified  Person"  means  Trust  Company,  Owner  Trustee,  each  Owner
Participant,  and  their  respective  successors,   assigns,  agents,  officers,
directors and employees.

     "Index Rate" as of any date of determination means the rate equal to the yield on the benchmark 5-year U.S. Treasury Note.

     "Inspector" shall have the meaning given such term in Section 8.01(e) of the Lease.

     "Intercreditor Agreement" means the Intercreditor Agreement dated as of June 15, 2000, among Owner Trustee and Bank of America, N.A., as Credit Agent and Collateral Agent (as defined therein).

     "Interest Expense" means, for any period, all interest accrued by Guarantor in accordance with GAAP with respect to its Debt on a consolidated basis plus, in connection with the incurrence of any Debt permitted under clause (h) of the definition of Permitted Debt, the interest which would have accrued on such Debt if such Debt had been incurred at the beginning of such period.

     "Inventory" means all of Lessee's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or might be consumed in Lessee's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

     "Landlord's Waiver" with respect to any material real property leased by Lessee, as lessee, means the landlord's waiver granted in favor of Lessor.

     "Lease" or "Lease Agreement" means the Lease Agreement dated the Document Date between the Owner Trustee and Lessee, together with the Lease Supplement and any and all Lease Supplements that Lessor and Lessee may from time to time enter into pursuant to such Lease Agreement and the Participation Agreement.

     "Lease Default" means an event or condition that, with notice or lapse of time or both, would become a Lease Event of Default.

     "Lease  Event of  Default"  means a Lease  Event of  Default  as defined in
Article XIII of the Lease.

     "Lease Supplement" means the Lease Supplement to be entered into between Lessor and Lessee on the Closing Date, including the Schedules attached thereto, in respect of the Equipment identified in such Lease Supplement, and any subsequent Lease Supplement entered into in accordance with the terms of the Lease.

     "Lessee" means Sweetheart Cup Company Inc., a Delaware corporation.

     "Lessee Basic Rent Factor" means with respect to any Rent Payment Date the percentage set forth on Schedule II-A to the Lease Supplement for such date.

     "Lessee EBO Factor" means, with respect to each EBO Payment Date, the applicable percentage set forth on Schedule III-A to the Lease Supplement.

     "Lessee Person" means Lessee, any Affiliate thereof, or any other Person (other than Lessor, each Owner Participant or any Person claiming through either such Person, other than pursuant to the Lease) who acquires possession of the Equipment during the Term.

     "Lessee SLV Factor" means with respect to any Stipulated Loss Value Date the applicable percentage determined pursuant to Section 5 of the Lease Supplement.

     "Lessee's Special Counsel" means Kramer Levin Naftalis & Frankel LLP, as special counsel to Lessee.

     "Lessor" means Owner Trustee acting in its capacity as trustee under the Trust Agreement and not in its individual capacity.

     "Lessor   Lien"  has  the  meaning   specified   in  Section  5.01  of  the
Participation Agreement.

     "Lessor's Cost" means, with respect to the Equipment,  the amount listed in
Section 1.(b) of the Lease Supplement.

     "Lien" means any lien, mortgage, deed of trust, encumbrance, pledge, charge, lease, easement, servitude, right of others or security interest of any kind or any interests similar to the foregoing, including those existing under any conditional sales or other title retention agreement.

     "Lily Cup Credit Facility" means the term and revolving credit facilities agreement, dated as of June 15, 1998 among Lily Cups, Inc., the financial institutions party thereto and General Electric Capital Canada Inc., as lender.

     "Limited Use Property" shall have the meaning set forth in Revenue Procedure 76-30.

     "Majority in Interest of Owner Participants" means as of any date of determination, the holders of Owner Certificates representing at least 50.1% of the aggregate beneficial interest in the Trust Estate represented by all Owner Certificates outstanding as of such date, including at least three such holders, if there shall be more than five holders of Owner Certificates, or at least two such holders, if there shall be either three, four or five holders of Owner Certificates. For purposes of the preceding sentence, any holder of an Owner Certificate and all Affiliates of such holder that also hold an Owner Certificate shall be counted as only one holder. In the event of any determination that affects only one Owner Participant, such Owner Participant shall have the sole authority to make such determination.

     "Material Adverse Effect" means, with respect to any Person, a material and adverse effect upon (i) the business, operations, assets or financial condition of such Person and its Subsidiaries (taken as a whole) or (ii) the ability of such Person to perform its respective obligations under the Operative Documents to which it is a party in any material respect or (iii) the ability of any other Person party to any Operative Document to enforce in any material respect such Operative Document with respect to such Person.

     "Material Default" means a Lease Default under Section 13.01(a), (b), (c), or (i) of the Lease and any Lease Event of Default.

     "Modification" means any modification, alteration, addition or improvement to the Equipment or any Component thereof.

     "Moody's" means Moody's Investor Services, Inc.

     "Mortgage" means with respect to a Site, the mortgages or deeds of trust, dated the Document Date, given by Lessee or Guarantor, as the case may be, in favor of Lessor and relating to such Site.

     "Net Income" of any person means the net income (or loss) of such person, determined in accordance with GAAP.

     "Nonseverable Modification" means, with respect to the Equipment, any Modification to the Equipment or any Component of the Equipment that (i) is required by law or insurance requirements, (ii) is otherwise required under
Article VI of the Lease or (iii) cannot be readily removed without causing material damage to the Equipment or such Component thereof or diminishing by more than a de minimis amount the fair market or expected residual value, remaining economic useful life or utility the Equipment would have had if such Modification had not been made, assuming that it had been maintained in the condition required by the Lease.

     "Officer's Certificate" means as to any corporation, a certificate of an Authorized Officer executed on behalf of such corporation and, as to any other entity, a certificate of any individual generally authorized to execute and deliver contracts on behalf of such entity.

     "Operative Documents" means the documents listed in Section 3.01(d) of the Participation Agreement and the Security Documents.

     "Organic Document" means, with respect to any Person, the certificate or articles of incorporation, by-laws, articles of organization and regulations and operating agreement and other organizational documents, as applicable, of such Person.

     "Original Participant" means the corporation or financial institutions whose names appear in Schedule A to the Participation Agreement.

     "Original Participation" has the meaning specified in Section 4.08 of the Trust Agreement.

     "Overdue Rate" means the Applicable Rate plus 2% per annum, or such lesser maximum rate as is permitted by law.

     "Overdue Rent" means all unpaid Basic Rent payable with respect to the Equipment on any Rent Payment Date occurring before such date.

     "Owner Certificate" means the certificate in the form of Exhibit A to the Trust Agreement evidencing each Owner Participant's Percentage Interest.

     "Owner Participant" means each of General Electric Capital Corporation, a New York corporation, MDFC Equipment Leasing Corporation, a Delaware corporation, Dana Lease Finance Corporation, a Delaware corporation, FINOVA Capital Corporation, a Delaware corporation, General Foods Credit Investors No. 3 Corporation, a Delaware corporation, and Transamerica Equipment Financial Services Corporation, a Delaware corporation.

     "Owner Participant's Basic Rent Percentage" means with respect to any Owner Participant for any Rent Payment Date the percentages set forth on Schedule II-B to the Lease Supplement for such Owner Participant corresponding to such date.

     "Owner Participant's EBO Amount Percentage" means with respect to any Owner Participant for any EBO Payment Date the applicable EBO Amount Percentage set forth on Schedule III-B to the Lease Supplement for such Owner Participant.

     "Owner Participant's EBO Price Percentage" means with respect to any Owner Participant for any EBO Payment Date the applicable EBO Price Percentage set forth on Schedule III-B to the Lease Supplement for such Owner Participant.

     "Owner Participant's Economics" means with respect to the investment by any Owner Participant in the Equipment, such Owner Participant's (i) net after-tax book yield (computed using the multiple investment sinking fund method), and
(ii) aggregate after-tax cash flow, each of clauses (i) and (ii) being calculated both for the period from the Closing Date to the EBO Date (assuming that Lessee elects to purchase pursuant to Section 16.01 of the Lease) and for the period from the Closing Date to the end of the Basic Term (assuming that Lessee does not elect to purchase pursuant to Section 16.01 of the Lease), and each as computed on the basis of the same economic and tax assumptions and methodology (including constraints) utilized by such

Owner Participant in calculating the Basic Rent and Stipulated Loss Values for the Equipment as stated in the Lease Supplement.

     "Owner Participant's Percentage Interest" means with respect to any Owner Participant its percentage interest in the Trust Estate as set forth on its Owner Certificate and the register maintained by the Owner Trustee pursuant to the Trust Agreement.

     "Owner Participant's SLV Amount Percentage" means with respect to any Owner Participant for any Stipulated Loss Value Date the percentage set forth on
Schedule IV to the Lease Supplement for such Owner Participant corresponding to such date.

     "Owner Participants' Special Counsel" means Thelen Reid & Priest LLP.

     "Owner Participants' Tax Counsel" means Thelen Reid & Priest LLP.

     "Owner Trustee" means State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, but solely as trustee under the Trust Agreement.

     "Owner Trustee Office" means the office set forth in Schedule I to the Participation Agreement for the Owner Trustee.

     "Owner Trustee Parent Guaranty" means the guarantee of State Street Bank and Trust Company, a Massachusetts corporation.

     "Owner Trustee's Special Counsel" means Shipman & Goodwin LLP.

     "Parent Pledge Agreement" means the Parent Pledge Agreement dated as of June 15, 2000 between the Guarantor and Bank of America, N.A., as Collateral Agent.

     "Parent Security Agreement" means the Security Agreement dated the Document Date among Sweetheart Holdings Inc., the Designated Depository Institution and Owner Trustee.

     "Participation Agreement" means the Participation Agreement dated as of the Document Date among Lessee, Guarantor, Owner Trustee and the Owner Participants.

     "Patent Security Agreement" means the Patent Security Agreement dated as of the Document Date between Lessee and Owner Trustee.

     "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

     "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which Lessee or Guarantor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding 5 plan years.

     "Permitted Contest" means appropriate proceedings being conducted in a reasonable manner and in good faith that does not adversely affect any Indemnified Person in any material respect (but only so long as such proceedings do not involve (A) any material risk of the sale, forfeiture or loss of the Equipment or any interest therein, (B) the imposition of any criminal liability on any Indemnified Person or (C) any material risk of the imposition of any other liability not indemnified against by Lessee pursuant to Section 6.01 of the Participation Agreement and which does not extend beyond the end of the Basic Term (or Renewal Term, if applicable), or the earlier termination of the Lease) and for which appropriate reserves are maintained in accordance with GAAP.

     "Permitted Debt" means:

          (a) indebtedness incurred by Lessee or Guarantor in respect of the BA Loan Agreement;

          (b) without duplication, the maximum committed amount of loans to be made under the BA Loan Agreement, plus any term loans outstanding thereunder, and after a merger with Fonda, the aggregate maximum committed amount under the BA Loan Agreement, plus any term loans outstanding thereunder, plus the aggregate maximum committed amount under currently existing revolving credit facilities of Fonda on a combined basis;

          (c) convertible subordinated notes in an aggregate principal amount of $5,000,000 issued by Lessee in connection with the purchase of the outstanding capital stock of Sherwood Industries, Inc.;

          (d) all indebtedness of Lessee, Guarantor and Fonda and their respective Subsidiaries existing on the Closing Date;

          (e) the refinancing, renewal, replacement, extension, substitution or refunding of the Lily Cup Credit Facility up to an aggregate principal amount of $20,000,000;

          (f) Debt which is recourse solely to (i) newly acquired property financed with the incurrence of such Debt, (ii) any Unrestricted Subsidiary or (iii) the tangible assets of Sherwood, and not in any such case recourse to any other property of or to the general credit of Lessee, Guarantor or any Subsidiary other than an Unrestricted Subsidiary;

          (g) an aggregate of $25,000,000 in principal amount of additional Debt outstanding at any time incurred by Lessee or Guarantor or any of their respective Subsidiaries after the Closing Date;

          (h) other Debt incurred by Lessee if, at the time of such incurrence, Lessee has, on a trailing 12 month basis (determined quarterly), an Adjusted Coverage Ratio of no less than 1.9:1 (increasing to 2:1 on and after October 1, 2001);

          (i)  the  incurrence  of  intercompany   Debt  between  or  among  the
     Guarantor, Lessee or any of their respective Subsidiaries after the Closing Date; and

          (j) any refinancing, renewal, replacement, extension, substitution or refunding of any of the foregoing, provided that no such refinancing or renewal shall (i) increase the principal amount of such Debt to an amount greater than the sum of (x) the principal amount of such Debt immediately prior to such refinancing or renewal plus (y) the unused commitment, if any, with respect to the Debt being refinanced or renewed immediately prior to such refinancing or renewal or (ii) with respect to any refinancing or renewal other than of Debt under clauses (a) or (b) above, add guarantors, obligors or security from that which applied to such Debt being refinanced or renewed, and all other terms of such refinancing or renewal including terms of subordination, are no more restrictive or less favorable to Lessee or Guarantor, as applicable, than previously existing with respect to such Debt.

     "Permitted Encumbrances" means the Liens permitted on the Collateral shown on Schedule VII to the Participation Agreement.

     "Permitted Investment" means (i) United States Government Securities, (ii) time deposits and certificates of deposit of any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $100,000,000, in either case, with a maturity date not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 90 days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Collateral Agent), (v) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $100,000,000, and commercial paper issued by others having one of the two highest ratings obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Collateral Agent) and in each case maturing within one year after the date of acquisition, (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $100,000,000, (vii) deposits available for withdrawal on demand with a commercial bank organized in the United States having capital and surplus in excess of $50,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $50,000,000 and

(viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (vii).

     "Permitted Liens" means, with respect to the Equipment, (i) the respective rights and interests of Lessee, the Owner Participant and Lessor as provided in the Operative Documents; (ii) Lessor Liens; (iii) Liens for taxes of Lessee either not yet due or which are subject to a Permitted Contest; (iv) mechanics', workmen's, repairmen's, employees', carriers', warehousemen's or other like Liens arising in the ordinary course of business of Lessee, which are not overdue for more than 30 days or are subject to a Permitted Contest; and (v) Liens which arise out of judgments or awards against Lessee with respect to which (A) at the time an appeal or proceeding for review is being diligently prosecuted in good faith, (B) there shall have been secured a stay of execution pending such appeal or proceeding for review, (C) during such proceedings, there is not, and such proceedings do not involve any risk of the sale, forfeiture or loss of the Equipment, any part thereof or interest therein, (D) appropriate reserves are maintained in accordance with GAAP, and (E) if such Liens have specifically attached to the Equipment or portion thereof or the Trust Estate, Lessee or Guarantor has provided Lessor or the Owner Participant with security, reasonably satisfactory to the Owner Participant, in the amount of such claims.

     "Person"  shall  mean  any  individual,  corporation,   partnership,  joint
venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Lessee or Guarantor sponsors or maintains or to which Lessee or Guarantor makes, is making or is obligated to make contributions and includes any Pension Plan.

     "Pledge Agreement" means the Pledge Agreement dated as of June 15, 2000 between Lessee and Collateral Agent.

     "PPE  Collateral"  means all Secured  Sale/Leaseback  Collateral and Credit
Agreement  Term  Loan  Equipment  Collateral  as  defined  in the  Intercreditor
Agreement to the extent a lien therein is created pursuant to the Security Documents.

     "Qualifying Bid" has the meaning specified in Section 7.03 of the Lease.

     "Reasonable Basis" means a basis satisfying the criteria set forth in American Bar Association Formal Opinion 85-352.

     "Related Indemnitee" means, in respect of any Indemnified Person, any directors, officers, employees, servants, attorneys and agents, it being understood that the Owner Trustee (in its individual capacity and its trust capacity) and each Owner Participant are Related Indemnitees of each other to the extent such Owner Participant directs the actions of Owner Trustee.

     "Renewal Notice" shall have the meaning given such term in Section 16.03 of the Lease.

     "Renewal Option" shall have the meaning given such term in Section 16.03 of the Lease.

     "Renewal Term" shall have the meaning given such term in Section 16.03 of the Lease.

     "Renewal Term Basic Rent" means the rent designated as such and which is payable pursuant to Section 3.01(b)(iii) of the Lease as determined pursuant to
Section 16.03 of the Lease.

     "Rent" means the Basic Rent, Renewal Term Basic Rent and Supplemental Rent.

     "Rent Payment Date" means, with respect to the Equipment, any of the dates specified in Schedule II-A of such Lease Supplement and if a Renewal Term is entered into pursuant to Section 16.03 of the Lease, with respect to the Equipment set forth in the Lease Supplement, any of the dates specified in the relevant schedule to such Lease Supplement.

     "Responsible Officer" means, with respect to a Person, the chief executive officer, the president, the treasurer, the assistant treasurer, or any vice president thereof, or, when used with respect to the Owner Trustee, shall mean an officer in its corporate trust administration department.

     "Scheduled Expiration Date" means, with respect to the Equipment, the last day of the Term applicable to the Equipment.

     "Scheduled Payment" means, for any 12 month period, the amount set forth on
Schedule VI to the Participation Agreement.

     "S&P" means Standard & Poor's  Ratings  Group,  a division of  McGraw-Hill,
Inc.

     "Secured Obligations" means all obligations of Lessee and Guarantor under the Operative Documents; provided, however, that in no event shall Owner Trustee be entitled to receive in excess of $165,000,000, in the aggregate, from realization upon the Collateral under the Security Documents.

     "Security Agreement" means the Security Agreement dated the Document Date among Lessee, the Designated Depository Institution and Owner Trustee.

     "Security Documents" means each of the Mortgages, Security Agreement, Parent Security Agreement, Patent Security Agreement, Trademark Security Agreement, Landlord's Waivers, Parent Pledge Agreement, Pledge Agreement and Intercreditor Agreement.

     "Senior Subordinated Note Indenture" means the Indenture dated as of August 30, 1993, by and among Cup Acquisition, U.S. Trust Company of Texas, as trustee, and SHI Holdings Company, L.L.C., as Guarantor, and as thereafter amended.

     "Senior Subordinated Notes" means the 10 1/2% Senior Subordinated Notes due 2003 issued pursuant to the Senior Subordinated Note Indenture.

     "Severable Modification" means any Modification which is not a Nonseverable Modification.

     "Sherwood" means Sherwood Industries, Inc., a Connecticut corporation.

     "Site" means (i) with respect to Equipment each of Lessee's manufacturing facilities located in Chicago, Illinois, Owings Mills, Maryland, and Dallas, Texas, and any location which subsequently becomes a Site pursuant to Section 6.04(a)(iii) of the Lease and (ii) with respect to the PPE Collateral, each of Lessee's manufacturing facilities located in Somerville, Massachusetts; Springfield, Missouri; Manchester, New Hampshire; Augusta, Georgia; Conyers, Georgia; and Dallas, Texas, in each case consisting of the land, buildings and related site improvements.

     "Site Lease" means each Site Lease, dated the Document Date, between Lessee or Guarantor as ground lessor, and Lessor as ground lessee, with respect to the Sites listed in clause (i) of the definition of "Site" and any ground lease entered into pursuant to Section 6.04(a)(iii) of the Lease.

     "Site Sublease" means the sublease by Lessor to Lessee of the Sites leased under the Site Leases.

     "Special Local Counsel" means (i) with respect to Illinois, Katz Randall Weinberg & Richmond, (ii) with respect to Maryland, Venable, Baetjer and Howard LLP, (iii) with respect to Texas, Andrews & Kurth LLP, (iv) with respect to Georgia, Powell, Goldstein, Frazer & Murphy LLP, (v) with respect to Massachusetts, Sherin and Lodgen LLP, (vi) with respect to Missouri, Bryan Cave LLP, and (vii) with respect to New Hampshire, Devine, Millimet & Branch.

     "Spill" has the meaning defined in Section 10.01 of the Lease.

     "Stipulated Loss Value" means, as of any Stipulated Loss Value Date through and including the last day of the Basic Term applicable to the Equipment, an amount determined by multiplying the Lessor's Cost for the Equipment by Lessee SLV Factor opposite such Stipulated Loss Value Date, as the same may be adjusted from time to time in accordance with the terms of the Operative Documents. Stipulated Loss Value as of any date includes Basic Rent or Renewal Rent, as applicable, otherwise payable on such date and reflects any prepayment or deferral of Basic Rent as of such date, as set forth on Schedule IV to the Lease Supplement.

     "Stipulated  Loss Value Date"  means any of the monthly  dates set forth on
Schedule IV to the Lease Supplement.

     "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose voting securities at any time is at such time directly or indirectly owned or controlled by such Person or (ii) any other Person (other than a corporation) in which such Person, or one or more subsidiaries thereof, at such time directly or indirectly has at least a majority ownership interest and the power to direct the policies, management and affairs thereof. For purposes of this definition, any directors' qualifying shares shall be disregarded in determining the ownership of a subsidiary.

     "Supplemental Rent" means payments of Stipulated Loss Value, Fair Market Sales Value, EBO Price, indemnities, any damages for breach of any covenants, representations, warranties or agreements therein and any and all other amounts, liabilities and obligations other than Basic Rent and Renewal Term Basic Rent that Lessee is obligated to pay under any Operative Document.

     "Tangible Net Worth" means shareholder's equity determined on a consolidated basis under generally accepted accounting principles, less the sum of all unamortized debt discount expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, tradenames, anticipated future benefits of tax loss carry forwards, copyrights, organization and development expenses and other intangible assets and similar items.

     "Tax" means any fee (including, but not limited to, any license, filing, recording, documentary and registration fee), tax (including, but not limited to, any gross receipts, gross or net income, franchise, doing business, occupational, sales, use, property, ad valorem, value-added, excise or stamp tax), levy, impost, duty, assessment, withholding or other charge of any nature whatsoever, together with any penalties, fines, additions to tax or interest relating thereto, which may be imposed by any Federal, State, or local government or political subdivision thereof or taxing authority of or in the United States of America, or by any government or taxing authority of or in any territory, possession or commonwealth of the United States of America, or by any government or taxing authority of or in any other country, or by any international taxing authority.

     "Tax Assumption Change" has the meaning specified in Section 9.04 of the Participation Agreement.

     "Tax Indemnity Agreement" means each of the Tax Indemnity Agreements, each dated as of the Document Date between Lessee and an Owner Participant.

     "Technical Expert" means an independent mechanical engineer (or if not independent, a mechanical engineer reasonably acceptable to Lessor) with not less than five years experience in the design, use, operation, repair and improvement of automated manufacturing equipment used in the disposable food products business.

     "Term" means the Basic Term and, if applicable, the Renewal Term applicable to the Equipment.

     "Termination Date" has the meaning defined in Section 7.01 of the Lease.

     "Trademark Security Agreement" means the Trademark Security Agreement dated as of the Document Date between Lessee and Owner Trustee.

     "Transaction Expenses" means all reasonable fees, costs and expenses of documenting and closing the transactions contemplated by the Participation Agreement on the Closing Date, including but not limited to (i) document preparation and distribution costs; (ii) the fees and expenses of outside counsel for Lessee and the Owner Participants (subject to caps, if any, previously agreed upon); (iii) the initial fees and expenses of the Owner Trustee and its counsel; (iv) the fees and expenses of the Appraiser; and (v) the fees and expenses of Advisor; (vi) Owner Participant's reasonable, out-of-pocket expenses, including, without limitation, third-party computer time shared charges; and (vii) the fees and expenses of environmental and valuation technical consultants (subject to caps, if any, previously agreed upon).

     "Transactions" means the transactions and activities referred to in or contemplated by the Operative Documents.

     "Trust Agreement" means the Trust Agreement dated as of the Document Date between the Owner Participant and Owner Trustee.

     "Trust Company" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association.

     "Trust Estate" has the meaning specified in Article II of the Trust Agreement.

     "Trustee" means the Owner Trustee.

     "UCC" means the Uniform Commercial Code of the applicable jurisdiction.

     "Unrestricted  Subsidiary"  means (1) any Subsidiary of Guarantor or Lessee
(a) which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of Guarantor or Lessee as provided below), and (b) all the Debt of which shall be without recourse to Guarantor and its Subsidiaries other than its Unrestricted Subsidiaries and their respective assets, and shall not be guaranteed by any such person, and (2) any Subsidiary of an Unrestricted Subsidiary; provided, that notwithstanding clause (1)(b) above, Guarantor or a Subsidiary of Guarantor may guarantee, endorse, agree to provide funds for the payment or maintenance of, or otherwise become directly or indirectly liable with respect to, Debt of an Unrestricted Subsidiary pursuant to Section 5.10 hereof and any such Guarantee, endorsement or agreement shall be deemed an incurrence of Debt by Guarantor for purposes of Section 5.09 hereof. The Board of Directors of Guarantor or Lessee may designate any newly acquired or newly formed Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any capital stock of, or owns or holds any Lien on any property of, Guarantor or any Subsidiary of Guarantor which is not an Unrestricted
Subsidiary. Any such designation by the Board of Directors of Guarantor or Lessee shall be evidenced to the Owner Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Guarantor or Lessee giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "U.S." or "United States" shall mean the United States of America, its territories and possessions.

     "Working Capital Collateral" means all Credit Agreement Collateral other than Credit Agreement Term Loan Equipment Collateral and Excluded Sale/Leaseback Assets as defined in the Intercreditor Agreement to the extent a lien therein is created pursuant to the Security Documents.

                        Part III: Documentary Conventions
                        ---------------------------------

     With respect to an instrument or agreement that states in substance that it is governed by the Documentary Conventions, except as expressly provided therein, the following meanings shall apply:

          (a) Survival. The representations, warranties and agreements of the parties contained or provided for in such instrument and the parties' obligations under any and all thereof shall survive the execution and delivery of such instrument, the execution and delivery of the other Operative Documents, any disposition of any interest in any Equipment and the expiration or other termination of any other Operative Document and shall be and continue in effect notwithstanding the fact that any party may waive compliance with any other term, provision or condition of any Operative Document.

          (b) Payment on Business Days. If any payment under such instrument is required to be made on a day other than a Business Day, the date of payment shall be extended to the next Business Day without additional interest for such extension period.

          (c) Notices. Subject to paragraph (k) below, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms of such instrument to be given to any Person shall be in writing, and any such notice shall become effective 5 Business Days after being deposited in the United States mails, certified or registered, with appropriate postage prepaid for first class air mail or, if delivered by hand or courier service or in the form of a telecopy, when received by the person to whom addressed, and shall be directed to the address or telecopy number of such Person set forth in Schedule I to the Participation Agreement. From time to time any party to such instrument may designate a new address or telecopy number for purposes of notice thereunder by notice to each of the other parties thereto, effective when received.

          (d) Severability. Any provision of such instrument that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, the parties to such instrument thereby waive any provision of law that renders any provision thereof prohibited or unenforceable in any respect.

          (e) Entire Agreement, Amendment and Waiver. Such instrument, together with the other applicable Operative Documents constitutes the entire agreement of the parties thereto with respect to the subject matter thereof and supersedes all oral and all prior written agreements and understandings with respect to such subject matter. Neither such instrument nor any of the terms thereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought. No failure or delay of any party in exercising any power or right under such instrument shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

          (f) Amendment affecting the Lease or Lessee. Neither such instrument nor any of the terms thereof may be terminated, amended, supplemented, waived or modified in any manner affecting the Lease or Lessee without the prior written consent of the Guarantor.

          (g) Table of Contents: Headings. The table of contents, if any, and headings, if any, of the various articles, sections and other subdivisions of such instrument are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of such instrument.

          (h) Parties in Interest: Limitation on Rights of Others. The terms of such instrument shall be binding upon, and inure to the benefit of, the parties thereto and their permitted successors and assigns. Nothing in such instrument, whether express or implied, shall be construed to give any Person (other than the parties thereto and their permitted successors and assigns and as expressly provided therein) any legal or equitable right, remedy or claim under or in respect of such instrument or any covenants, conditions or provisions contained therein.

          (i) Method of Payment. All amounts required to be paid by any party to such instrument to any other party, either thereunder or under any Operative Document, shall be paid in such freely transferable coin or currency of the United States of America as at the time of payment, shall be legal tender for the payment of public and private debts, by wire transfer, or other acceptable method of payments of immediately available funds to the account of the payee set forth in Schedule I to the Participation Agreement or to such other account located in the United States as such payee may specify by notice to the other parties.

          (j) Counterparts. Such instrument may be executed by the parties thereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. All signatures need not be on the same counterpart.

          (k) GOVERNING LAW. SUCH INSTRUMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,

     THE LAWS (EXCLUDING PRINCIPLES OF CONFLICT OF LAWS OTHER THAN ss. 5-1401 OF THE GENERAL OBLIGATION LAW) OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

          (l) Jurisdiction, Court Proceedings. Any suit, action or proceeding against any party to such instrument arising out of or relating to any Operative Document, any Transaction or any judgment entered by any court in respect of any thereof may be brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York as any party hereto in its sole discretion may elect, and each such party thereby submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. To the extent that service of process by mail is permitted by Applicable Law, each such party irrevocably consents to the service of process in any such suit, action or proceeding in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for above. Each such party irrevocably agrees not to assert any objection which it may ever have to the laying of venue of any such suit, action or proceeding in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. TO THE EXTENT PERMITTED BY APPLICABLE LAWS, EACH SUCH PARTY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY CLAIM UNDER SUCH INSTRUMENT.